                                                                     EXHIBIT 3.6

                            ARTICLES OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                               OF EBANK.COM, INC.

         In accordance with Section 14-2-602 of the Georgia Business Corporation Code (the "Code"), ebank.com, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Code, DOES HEREBY CERTIFY:

         1.       The name of the Corporation is ebank.com, Inc.

         2. The following resolutions setting forth an amendment to the Corporation's Articles of Incorporation has been duly adopted by the Board of Directors.:

                  RESOLVED, THAT 76,792 SHARES OF THE CORPORATION'S PREFERRED STOCK, PAR VALUE $.01 PER SHARE, SHALL BE DESIGNATED AS "SERIES B-1 PREFERRED STOCK" AND SHALL HAVE THE TERMS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS SET FORTH ON EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF.

                  RESOLVED, THAT 76,792 SHARES OF THE CORPORATION'S PREFERRED STOCK, PAR VALUE $.01 PER SHARE, SHALL BE DESIGNATED AS "SERIES B-2 PREFERRED STOCK" AND SHALL HAVE THE TERMS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS SET FORTH ON EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF.

         3. The "Exhibit A" referenced in the foregoing resolutions is the same "Exhibit A" as is attached hereto, and included in, these Articles of Amendment.

         4. The foregoing resolutions containing the amendment was duly adopted on December 27, 2001, by the Corporation's Board of Directors.

         5. Such amendment was duly adopted by the Board of Directors and shareholder action was not required, pursuant to the authority granted in the Corporation's Articles of Incorporation and
                  Section 14-2-602 of the Code.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the undersigned duly authorized officer, this 28th day of December, 2001.

                                       ebank.com, Inc.


                                       By:         /s/ James L. Box
                                                   ------------------------
                                                   James L. Box
                                                   Chief Executive Officer

                                    EXHIBIT A

                  DESIGNATIONS OF PREFERENCES, LIMITATIONS, AND
                RELATIVE RIGHTS OF SERIES B-1 PREFERRED STOCK OF
                                 EBANK.COM, INC.
                           ("EBANK" OR "CORPORATION")

         For purposes of these designations, the following terms shall have the following meanings specified:

         "Closing Date" shall mean the closing date on which ebank purchases all shares of Peachtree Capital Corporation and Series B-1 Preferred Shares are issued.

         "Common Holders" shall mean the holders of Common Stock.

         "Common Stock" shall mean ebank common stock.

         "Designation" shall mean this designation of preferences, limitations, and relative rights of Series B-1 Preferred Stock of ebank.

         "Junior Holders" shall mean the holders of record of shares or series of Preferred Stock ranking junior (with respect to liquidation) to the Series B-1 Preferred Stock.

         "Parity Holders" shall mean the holders of any other series of Preferred Stock of the Corporation, including the Series B-2 Preferred Stock, with a liquidation preference equal to the liquidation preference of the Series B-1 Preferred Stock.

         "Peachtree Capital" shall mean Peachtree Capital Corporation, a Georgia corporation, both before and after ebank acquires all of Peachtree Capital's Stock.

         "Preferred Stock" shall mean ebank preferred stock.

         "Purchase Price" shall be $2.93 a share for Series B-1 Preferred Stock.

         "Senior Holders" shall mean the holders of record of shares or series of Preferred Stock ranking senior (with respect to liquidation) to the Series B-1 Preferred Stock.

         "Series B-1 Preferred Stock" shall mean the 76,792 shares of ebank Series B-1 Preferred Stock, par value $.01 per share, hereby designated.

         "Series B-1 Holders" shall mean the holders of record of the Series B-1 Preferred Stock.

         "Series B-1 Shares" shall mean the shares of Series B-1 Preferred
Stock.

         RIGHTS, PREFERENCES AND RESTRICTIONS OF SERIES B-1 PREFERRED STOCK

         1.       Dividends.

         The Series B-1 Shares will be entitled to a dividend of 9% per annum paid in two installments. This dividend will be based on the Purchase Price. The first installment will occur six months after the Closing Date and the second will occur on the first anniversary of the Closing Date. The Corporation shall pay this dividend in cash (to the extent assets are legally available therefor). If the Corporation is not legally permitted to pay this dividend in cash on the appropriate installment date, then the Corporation shall instead issue Common Stock to the holders in lieu of the cash dividend. The number of shares of Common Stock to be issued shall be equal to the aggregate dividend amount payable divided by the Average Closing Price (as defined in Section 4 of this
Designation). Series B-1 Shares will not be entitled to any dividend for the period between the first anniversary of the Closing Date and the Conversion Date (as later defined).

         2.       Liquidation Preference.

                  (a) Preferential Amounts. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, (each a "Liquidating Event"), the Series B-1 Holders shall be entitled to receive at the closing thereof, in exchange for and in redemption of their Series B-1 Shares, after payment has been made to the Senior Holders and subject to the rights of the Parity Holders as set forth below but before any payment shall be made to the Junior Holders or the Common Holders, an amount as to each Series B-1 Share equal to the Adjusted Purchase Price (as defined in Section 3 of this Designation) for such Series B-1 Shares then so held, plus all accrued but unpaid dividends on such Series B-1 Shares from the Closing Date until the date of the Liquidating Event and otherwise in accordance with Section 1 of this Designation. If the Liquidating Event should occur before the end of the Series B-1 Measuring Year, then the Purchase Price (including any adjustments thereto) shall be calculated by annualizing the then year-to-date revenues of Peachtree Capital to determine whether Peachtree Capital has met the Peachtree Capital Revenue Goal (as defined in Section 3 of this Designation). All of the preferential amounts to be paid to the Series B-1 Holders under this
         Section 2 shall be paid or declared and set apart for payment before the payment or setting apart for payment of any amount to, or the distribution of any assets or funds of the Corporation to, the Junior Holders or the Common Holders in connection with such Liquidating Event.

                  (b) Merger. If a merger or consolidation of the Corporation with or into another corporation occurs (each a "Merger Event") prior to the end of the Series B-1 Measuring Year, then the Series B-1 Shares shall be automatically converted, and the Series B-1 Holders shall be entitled to receive upon conversion of the Series B-1 Shares the number of shares of stock or other securities or property of the Corporation, or of the successor Corporation resulting from such merger or consolidation, to which such holders would have been entitled if such holders had converted their Series B-1 Shares into Common Stock immediately prior to such Merger Event, plus all accrued but unpaid dividends on such Series B-1 Shares from the Closing Date until the date of the Merger Event and otherwise in accordance with Section 1 of this Designation. In this event, the Purchase Price (including any adjustments thereto) shall be calculated by annualizing the then year-to-date revenues of Peachtree Capital during the Series B-1 Measuring Year to determine whether Peachtree Capital has met the Peachtree Capital Revenue Goal (as defined in Section 3 of this Designation).

                  (c) Insufficient Assets.


                           (i) If, upon any Liquidating Event, the assets of the
                  Corporation available for distribution to its shareholders shall be insufficient to pay the Senior Holders, the Senior Holders shall receive all of the assets of the Corporation available for distribution and each such Senior Holder shall share ratably in any distribution in accordance with the amounts due such Senior Holders.

                           (ii) If, upon any Liquidating Event, the assets of
                  the Corporation available for distribution to its shareholders shall be sufficient to pay the Senior Holders but insufficient to pay the Series B-1 Holders and the Parity Holders, the Senior Holders shall first receive all of the assets to which they are entitled, and the Series B-1 Holders and Parity Holders shall then share ratably in any distribution in accordance with the amounts due such shareholders.

                           (iii) If, upon any Liquidating Event, the assets of
                  the Corporation available for distribution to its shareholders shall be sufficient to pay the Senior Holders, the Series B-1 Holders, and the Parity Holders, but insufficient to pay the Junior Holders, the Senior Holders, the Series B-1 Holders, and the Parity Holders shall first receive all of the assets to which they are entitled, and the Junior Holders shall then share ratably in any distribution in accordance with the amounts due such shareholders.

                           (iv) If, upon any Liquidating Event, the assets of
                  the Corporation available for distribution to its shareholders shall be sufficient to pay the Senior Holders, the Series B-1 Holders, the Parity

         Holders, and the Junior Holders, but insufficient to pay the Common Holders, the Senior Holders, the Series B-1 Holders, the Parity Holders, and the Junior Holders shall first receive all of the assets to which they are entitled, and the Common Holders shall then share ratably in any distribution in accordance with the amounts due such shareholders.

                  (d) Non-Cash Distribution. If any of the assets of the Corporation are to be distributed other than in cash under this Section 2, then the board of directors of the Corporation shall determine the value of the assets to be distributed hereunder.

         3.       Adjustment to the Purchase Price.

                  (a) Failure to Meet Revenue Goals. In the event that Peachtree Capital's base line gross revenues are less than $700,000 (based on financial statements) (the "Peachtree Capital Revenue Goal") for the period beginning on the Closing Date and ending on the first anniversary of the Closing Date (the "Series B-1 Measuring Year"), then the Purchase Price shall automatically adjust as provided in subsection
         (b) below.

                  (b) Adjustment of Purchase Price. If Peachtree Capital fails to meet the Peachtree Capital Revenue Goal for the Series B-1 Measuring Year, then the reduction amount in the Purchase Price will be determined first by subtracting the actual Peachtree Capital revenues during the Series B-1 Measuring Year from the Peachtree Capital Revenue Goal (the "Short-fall Amount"). The Short-fall Amount will be multiplied by 1.05 (the "Adjusted Short-fall Amount"). The Adjusted Short-fall Amount will be divided by the total number of shares of Series B-1 Preferred Stock, and rounded up or down to the nearest cent (the "Series B-1 Purchase Price Adjustment"). The "Adjusted Purchase Price" shall equal the Purchase Price minus the Series B-1 Purchase Price Adjustment. The adjustment to the Purchase Price shall automatically occur on the fifth business day of the second month following the end of the Series B-1 Measuring Year (the "Series B-1 Purchase Price Adjustment Date").

                  (c) Zero Value Adjusted Purchase Price. If the Adjusted Purchase Price reaches a value of zero or less, all Series B-1 Shares shall immediately expire and become authorized but unissued Series B-1 Preferred Stock of the Corporation, and the Series B-1 Holders shall have no further rights, obligations, or preferences to the Series B-1 Shares or any other capital stock of the Corporation obtainable upon conversion thereof.

         4.       Conversion.

                  (a) Automatic Conversion. On the Series B-1 Purchase Price Adjustment Date (the "Conversion Date"), the Series B-1 Shares will automatically convert into shares of Common Stock as provided for in this Section. As provided above in Section 1 of this Designation, any unpaid but accrued dividends as of the Conversion Date shall be paid in cash to the holders of Series B-1 Shares, or otherwise in kind if not legally permissible.

                  (b) Conversion Price. The price at which Series B-1 Shares are convertible into shares of Common Stock (the "Conversion Price") shall initially be the Purchase Price.

                  (c) First Adjustment of Conversion Price. If the Corporation effects a stock split or a reverse stock split before the Conversion Date, the Conversion Price will be divided by the split ratio in the case of a stock split and multiplied by the split ratio in the case of a reverse stock split. This new price will be the "First Adjusted Conversion Price."

                  (d) Second Adjustment of Conversion Price. If the average daily closing price of the Corporation's Common Stock for the 30 trading days immediately prior to the Conversion Date (the "Average Closing Price") is lower than the First Adjusted Conversion Price (or the Conversion Price if there is no adjustment pursuant to the previous subsection), then the Conversion Price shall be adjusted to the Average Closing Price (the "Second Adjusted Conversion Price"). Any adjustments to the Conversion Price required by the First Adjustment of Conversion Price and the Second Adjustment of Conversion Price will collectively be known as the "Adjusted Conversion Price."

                  (e) Mechanics of Conversion. The Adjusted Purchase Price divided by the Adjusted Conversion Price will equal the "Conversion Ratio." The number of shares of Common Stock to be received on account of each Series B-1 Holder will equal the number of Series B-1 Shares held by each holder on the Conversion Date multiplied by the Conversion Ratio. This number shall rounded up or down to the nearest whole number.

                  (f) Reservation of Stock Issuable upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B-1 Shares.

                  (g) Issuance of Debentures in Lieu of Common Stock. Notwithstanding any terms in this Designation to the contrary, if the conversion of a holder's Series B-1 Shares would result in that holder owning in the aggregate 10% or more (the "Equity Ceiling") of the Corporation's outstanding voting stock, the Corporation shall only convert so many of the holder's Series B-1 Shares such that the number of shares of Common Stock owned by such holder is equal to 9.9% of the Corporation's outstanding voting stock after the Conversion Date. In lieu of converting the remaining Series B-1 Shares to Common Stock, the Corporation shall issue debentures to such holder with a face value equal to the value of the shares of Common Stock that the remaining Series B-1 Shares would have been convertible into but for the Equity Ceiling. The debenture will call for quarterly interest payments, an annual interest rate of nine percent, and a balloon payment at the end of the two year term.

         5.       Voting.

Series B-1 Holders will not have any voting rights except to the extent required by law. Specifically, Series B-1 Holders shall not have the right to vote on the creation or issuance of any security authorized by the Board of Directors without a shareholder vote in accordance with Section 14-2-602, even if such security is senior to or pari passu with the Series B-1 Shares with respect to dividends, liquidations, preferences, or otherwise. If Series B-1 Shares are required by law to be given voting rights, each Series B-1 Holder will have the number of votes as if his shares were converted to Common Stock in accordance with the terms of this Designation.

         6.       Priority.

         Series B-1 Preferred Stock shall be senior to the shares of Series A Preferred Stock and pari passu to the shares of Series B-2 Preferred Stock.

                  DESIGNATIONS OF PREFERENCES, LIMITATIONS, AND
                RELATIVE RIGHTS OF SERIES B-2 PREFERRED STOCK OF
                                 EBANK.COM, INC.
                           ("EBANK" OR "CORPORATION")

         For purposes of these designations, the following terms shall have the following meanings specified:

         "Closing Date" shall mean the closing date on which ebank purchases all shares of Peachtree Capital Corporation and Series B-2 Preferred Shares are issued.

         "Common Holders" shall mean the holders of Common Stock.

         "Common Stock" shall mean ebank common stock.

         "Designation" shall mean this designation of preferences, limitations, and relative rights of Series B-2 Preferred Stock of ebank.

         "Junior Holders" shall mean the holders of record of shares or series of Preferred Stock ranking junior (with respect to liquidation) to the Series B-2 Preferred Stock.

         "Parity Holders" shall mean the holders of any other series of Preferred Stock of the Corporation, including the Series B-1 Preferred Stock, with a liquidation preference equal to the liquidation preference of the Series B-2 Preferred Stock.

         "Peachtree Capital" shall mean Peachtree Capital Corporation, a Georgia corporation, both before and after ebank acquires all of Peachtree Capital's Stock.

         "Preferred Stock" shall mean ebank preferred stock.

         "Purchase Price" shall be $2.93 a share for Series B-2 Preferred Stock.

         "Senior Holders" shall mean the holders of record of shares or series of Preferred Stock ranking senior (with respect to liquidation) to the Series B-2 Preferred Stock.

         "Series B-2 Preferred Stock" shall mean the 76,792 shares of ebank Series B-2 Preferred Stock, par value $.01 per share, hereby designated.

         "Series B-2 Holders" shall mean the holders of record of the Series B-2 Preferred Stock.

         "Series B-2 Shares" shall mean the shares of Series B-2 Preferred
Stock.

         RIGHTS, PREFERENCES AND RESTRICTIONS OF SERIES B-2 PREFERRED STOCK

         1.       Dividends.

         The Series B-2 Shares will be entitled to a dividend of 9% per annum paid in four installments over two years. This dividend will be based on the Purchase Price. The first installment will occur six months after the Closing Date and the second installment will occur on the first anniversary of the Closing Date. The third installment will occur six months after the first anniversary of the Closing Date and the fourth installment will occur on the second anniversary of the Closing Date. The Corporation shall pay this dividend in cash (to the extent assets are legally available therefor). If the Corporation is not legally permitted to pay this dividend in cash on the appropriate installment date, then the Corporation shall instead issue Common Stock to the holders in lieu of the cash dividend. The number of shares of Common Stock to be issued shall be equal to the aggregate dividend amount payable divided by the Average Closing Price (as defined in Section 4 of this Designation). Series B-2 Shares will not be entitled to any dividend for the period between the second anniversary of the Closing Date and the Conversion Date (as later defined).

         2.       Liquidation Preference.

                  (a) Preferential Amounts. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, (each a "Liquidating Event"), the Series B-2 Holders shall be entitled to receive at the closing thereof, in exchange for and in redemption of their Series B-2 Shares, after payment has been made to the Senior Holders and subject to the rights of the Parity Holders as set forth below but before any payment shall be made to the Junior Holders or the Common Holders, an amount as to each Series B-2 Share equal to the Adjusted Purchase Price (as defined in Section 3 of this Designation) for such Series B-2 Shares then so held, plus all accrued but unpaid dividends on such Series B-2 Shares from the Closing Date until the date of the Liquidating Event and otherwise in accordance with Section 1 of this Designation. If the Liquidating Event should occur before the end of the Series B-2 Measuring Year, then the Purchase Price (including any adjustments thereto) shall be calculated by annualizing the then year-to-date revenues of Peachtree Capital to determine whether Peachtree Capital has met the Peachtree Capital Revenue Goal (as defined in Section 3 of this Designation). All of the preferential amounts to be paid to the Series B-2 Holders under this
         Section 2 shall be paid or declared and set apart for payment before the payment or setting apart for payment of any amount to, or the distribution of any assets or funds of the Corporation to, the Junior Holders or the Common Holders in connection with such Liquidating Event.

                  (b) Merger. If a merger or consolidation of the Corporation with or into another corporation occurs (each a "Merger Event") following the Closing Date and prior to the end of the Series B-2 Measuring Year, then the Series B-2 Shares shall be automatically converted, and the Series B-2 Holders shall be entitled to receive upon conversion of the Series B-2 Shares the number of shares of stock or other securities or property of the Corporation, or of the successor Corporation resulting from such merger or consolidation, to which such holders would have been entitled if such holders had converted their Series B-2 Shares into Common Stock immediately prior to such Merger Event, plus all accrued but unpaid dividends on such Series B-2 Shares from the Closing Date until the date of the Merger Event and otherwise in accordance with Section 1 of this Designation. In this event, the Purchase Price (including any adjustments thereto) shall be calculated by annualizing the then year-to-date revenues of Peachtree Capital during the Series B-2 Measuring Year to determine whether Peachtree Capital has met the Peachtree Capital Revenue Goal (as defined in
         Section 3 of this Designation). If the Merger Event occurs prior to the beginning of the Series B-2 Measuring Year, the Peachtree Capital revenues shall be determined by annualizing the actual year-to-date Peachtree Capital revenues during the year immediately following the Closing Date.

                  (c) Insufficient Assets.

                           (i) If, upon any Liquidating Event, the assets of the
                  Corporation available for distribution to its shareholders shall be insufficient to pay the Senior Holders, the Senior Holders shall receive all of the assets of the Corporation available for distribution and each such Senior Holder shall share ratably in any distribution in accordance with the amounts due such Senior Holders.

                           (ii) If, upon any Liquidating Event, the assets of
                  the Corporation available for distribution to its shareholders shall be sufficient to pay the Senior Holders but insufficient to pay the Series B-2 Holders and the Parity Holders, the Senior Holders shall first receive all of the assets to which they are entitled, and the Series B-2 Holders and Parity Holders shall then share ratably in any distribution in accordance with the amounts due such shareholders.

                           (iii) If, upon any Liquidating Event, the assets of
                  the Corporation available for distribution to its shareholders shall be sufficient to pay the Senior Holders, the Series B-2 Holders, and the Parity Holders, but insufficient to pay the Junior Holders, the Senior Holders, the Series B-2 Holders, and the Parity Holders shall first receive all of the assets to which they are entitled, and the Junior Holders shall then share ratably in any distribution in accordance with the amounts due such shareholders.

                           (iv) If, upon any Liquidating Event, the assets of
                  the Corporation available for distribution to its shareholders shall be sufficient to pay the Senior Holders, the Series B-2 Holders, the Parity Holders, and the Junior Holders, but insufficient to pay the Common Holders, the Senior Holders, the Series B-2 Holders, the Parity Holders, and the Junior Holders shall first receive all of the assets to which they are entitled, and the Common Holders shall then share ratably in any distribution in accordance with the amounts due such shareholders.

                           (d) Non-Cash Distribution. If any of the assets of
                  the Corporation are to be distributed other than in cash under this Section 2, then the board of directors of the Corporation shall determine the value of the assets to be distributed hereunder.


         3.       Adjustment to the Purchase Price.


                           (a) Failure to Meet Revenue Goals. In the event that
                  Peachtree Capital's base line gross revenues are less than $700,000 (based on financial statements) (the "Peachtree Capital Revenue Goal") for the period beginning on the day following the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date (the "Series B-2 Measuring Year"), then the Purchase Price shall automatically adjust as provided in subsection (b) below.

                           (b) Adjustment of Purchase Price. If Peachtree
                  Capital fails to meet the Peachtree Capital Revenue Goal for the Series B-2 Measuring Year, then the reduction amount in the Purchase Price will be determined first by subtracting the actual Peachtree Capital revenues during the Series B-2 Measuring Year from the Peachtree Capital Revenue Goal (the "Short-fall Amount"). The Short-fall Amount will be multiplied by 1.05 (the "Adjusted Short-fall Amount"). The Adjusted Short-fall Amount will be divided by the total number of shares of Series B-2 Preferred Stock, and rounded up or down to the nearest cent (the "Series B-2 Purchase Price Adjustment"). The "Adjusted Purchase Price" shall equal the Purchase Price minus the Series B-2 Purchase Price Adjustment. The adjustment to the Purchase Price shall automatically occur on the fifth business day of the second month following the end of the Series B-2 Measuring Year (the "Series B-2 Purchase Price Adjustment Date").

                           (c) Zero Value Adjusted Purchase Price. If the
                  Adjusted Purchase Price reaches a value of zero or less, all Series B-2 Shares shall immediately expire and become authorized but unissued Series B-2 Preferred Stock of the Corporation, and the Series B-2 Holders shall have no further rights, obligations, or preferences to the Series B-2 Shares or any other capital stock of the Corporation obtainable upon conversion thereof.

         4.       Conversion.

                           (a) Automatic Conversion. On the Series B-2 Purchase
                  Price Adjustment Date (the "Conversion Date"), the Series B-2 Shares will automatically convert into shares of Common Stock as provided for in this Section. As provided above in Section 1 of this Designation, any unpaid but accrued dividends as of the Conversion Date shall be paid in cash to the holders of Series B-2 Shares, or otherwise in kind if not legally permissible.

                           (b) Conversion Price. The price at which Series B-2
                  Shares are convertible into shares of Common Stock (the "Conversion Price") shall initially be the Purchase Price.

                           (c) First Adjustment of Conversion Price. If the
                  Corporation effects a stock split or a reverse stock split before the Conversion Date, the Conversion Price will be divided by the split ratio in the case of a stock split and multiplied by the split ratio in the case of a reverse stock split. This new price will be the "First Adjusted Conversion Price."

                           (d) Second Adjustment of Conversion Price. If the
                  average daily closing price of the Corporation's Common Stock for the 30 trading days immediately prior to the Conversion Date (the "Average Closing Price") is lower than the First Adjusted Conversion Price (or the Conversion Price if there is no adjustment pursuant to the previous subsection), then the Conversion Price shall be adjusted to the Average Closing Price (the "Second Adjusted Conversion Price"). Any adjustments to the Conversion Price required by the First Adjustment of Conversion Price and the Second Adjustment of Conversion Price will collectively be known as the "Adjusted Conversion Price."

                           (e) Mechanics of Conversion. The Adjusted Purchase
                  Price divided by the Adjusted Conversion Price will equal the "Conversion Ratio." The number of shares of Common Stock to be received on account of each Series B-2 Holder will equal the number of Series B-2 Shares held by each holder on the Conversion Date multiplied by the Conversion Ratio. This number shall rounded up or down to the nearest whole number.

                           (f) Reservation of Stock Issuable upon Conversion.
                  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B-2 Shares.

                           (g) Issuance of Debentures in Lieu of Common Stock.
                  Notwithstanding any terms in this Designation to the contrary, if the conversion of a holder's Series B-2 Shares would result in that holder owning in the aggregate 10% or more (the "Equity Ceiling") of the Corporation's outstanding voting stock, the Corporation shall only convert so many of the holder's Series B-2 Shares such that the number of shares of Common Stock owned by such holder is equal to 9.9% of the Corporation's outstanding voting stock after the Conversion Date. In lieu of converting the remaining Series B-2 Shares to Common Stock, the Corporation shall issue debentures to such holder with a face value equal to the value of the shares of Common Stock that the remaining Series B-2 Shares would have been convertible into but for the Equity Ceiling. The debenture will call for quarterly interest payments, an annual interest rate of nine percent, and a balloon payment at the end of the two year term.

         5.       Voting.

Series B-2 Holders will not have any voting rights except to the extent required by law. Specifically, Series B-2 Holders shall not have the right to vote on the creation or issuance of any security authorized by the Board of Directors without a shareholder vote in accordance with Section 14-2-602, even if such security is senior to or pari passu with the Series B-2 Shares with respect to dividends, liquidations, preferences, or otherwise. If Series B-2 Shares are required by law to be given voting rights, each Series B-2 Holder will have the number of votes as if his shares were converted to Common Stock in accordance with the terms of this Designation.

         6.       Priority.

         Series B-2 Preferred Stock shall be senior to the shares of Series A Preferred Stock and pari passu to the shares of Series B-1 Preferred Stock.